Exhibit 12

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
                INTERVEST BANCSHARES CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                     For the YearEnded December 31, 2003
                                                                                 --------------------------------------------
($ in thousands)                                                                     Intervest
                                                                                    Bancshares      Intervest       Intervest
                                                                                   Corporation     Bancshares        Mortgage
                                                                                  Consolidated    Corporation     Corporation
-----------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                                          $       15,993  $       (638)  $       3,255
Fixed charges, excluding interest on deposits (2)                                        10,127         3,024           7,140
                                                                                 --------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits           26,120         2,386          10,395
Interest on deposits                                                                     18,437             -               -
                                                                                 --------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $       44,557  $      2,386   $      10,395
-----------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                                      2.58 x         .79 x          1.46 x
     Including interest on deposits                                                      1.56 x         .79 x          1.46 x
-----------------------------------------------------------------------------------------------------------------------------

                                                                                     For the Year Ended December 31, 2002
                                                                                 ---------------------------------------------
($ in thousands)                                                                      Intervest
                                                                                     Bancshares      Intervest       Intervest
                                                                                    Corporation     Bancshares        Mortgage
                                                                                   Consolidated    Corporation     Corporation
------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                                          $        11,619  $       (544)  $       2,774
Fixed charges, excluding interest on deposits (2)                                          8,956         2,695           6,288
                                                                                 ---------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits            20,575         2,151           9,062
Interest on deposits                                                                      17,369             -               -
                                                                                 ---------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $        37,944  $      2,151   $       9,062
------------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                                       2.30 x         .80 x          1.44 x
     Including interest on deposits                                                       1.44 x         .80 x          1.44 x
------------------------------------------------------------------------------------------------------------------------------

                                                                                     For the Year Ended December 31, 2001
                                                                                 ---------------------------------------------
($ in thousands)                                                                    Intervest
                                                                                   Bancshares       Intervest      Intervest
                                                                                   Corporation     Bancshares      Mortgage
                                                                                  Consolidated     Corporation    Corporation
------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes (1)                                          $         6,488  $       (250)  $       1,072
Fixed charges, excluding interest on deposits (2)                                          7,635         1,124           6,511
                                                                                 ---------------------------------------------
Earnings before income taxes and fixed charges, excluding interest on deposits            14,123           874           7,583
Interest on deposits                                                                      17,079             -               -
                                                                                 ---------------------------------------------
Earnings before income taxes and fixed charges, including interest on deposits   $        31,202  $        874   $       7,583
------------------------------------------------------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                                                       1.85 x         .78 x          1.16 x
     Including interest on deposits                                                       1.26 x         .78 x          1.16 x
------------------------------------------------------------------------------------------------------------------------------

(1) Intervest Bancshares Corporation's earnings (loss) before income taxes includes dividends received from subsidiaries for purposes of this calculation.
(2) Fixed charges represent interest on debentures and federal funds purchased and amortization of debenture offering costs.
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